UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2019

FIVE STAR SENIOR LIVING INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-16817	04-3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-796-8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each Exchange on which Registered
Common Stock	FVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Five Star Senior Living Inc.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2019, we effected a reverse stock split of our shares of common stock, par value $.01 per share, or the Reverse Stock Split, pursuant to Articles of Amendment to our charter which we filed and which were effective that day at 4:01 p.m., or the Stock Split Time, in order to regain compliance with the minimum $1.00 bid price per share requirement of The Nasdaq Stock Market LLC’s, or Nasdaq, Marketplace Rule 5550(a)(2). Pursuant to the Reverse Stock Split, every ten of our shares of common stock, par value $.01 per share, issued and outstanding as of the Stock Split Time were converted and reclassified into one share of our common stock, par value $.10 per share, subject to the receipt of cash in lieu of fractional shares. Pursuant to additional Articles of Amendment to our charter which we filed and which were effective at 4:15 p.m. on September 30, 2019, we changed the par value of our shares of common stock from $.10 per share back to $.01 per share. The new CUSIP number for our common stock is 33832D 205.

The Reverse Stock Split affected all record holders of our shares of common stock uniformly and did not affect any record shareholder’s percentage ownership interest in us, subject to the receipt of cash in lieu of fractional shares. The Reverse Stock Split reduced the number of our issued and outstanding shares of common shares of common stock from approximately 50.83 million to approximately 5.082 million.

The foregoing description of the Articles of Amendment to our charter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the copies of the Articles of Amendment, which are attached hereto as Exhibits 3.1 and 3.2, each of which is incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, we expect that the Reverse Stock Split will cause us to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq’s Marketplace Rule 5550(a)(2). However, the benefits that we expect to achieve from the Reverse Stock Split may not be realized, including our regaining compliance with Nasdaq listing standards; if we fail to regain and thereafter maintain compliance with Nasdaq listing standards, Nasdaq may initiate proceedings to delist our common stock.

The information contained in our filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in our periodic reports, or incorporated therein, identifies other important factors that could cause our actual results to differ materially from those stated or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)                              Exhibits

3.1	Articles of Amendment of Five Star Senior Living Inc., dated September 30, 2019. (Filed herewith.)
3.2	Articles of Amendment of Five Star Senior Living Inc., dated September 30, 2019. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR SENIOR LIVING INC.

By:	/s/ Jeffrey C. Leer
Name:	Jeffrey C. Leer
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: September 30, 2019